UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Form 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  April 1, 2019 (March 30, 2019)

ASSERTIO THERAPEUTICS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-13111	94-3229046
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 S. Saunders Road, Suite 300, Lake Forest, IL 60045
(Address of Principal Executive Offices; Zip Code)

(224) 419-7106
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Appointment of James J. Galeota, Jr. to the Board of Directors

On March 30, 2019, the Board of Directors (the “Board”) of Assertio Therapeutics, Inc. (the “Company”) increased the size of the Board from eight to nine members, as permitted by the Company’s Bylaws, and appointed James J. Galeota, Jr. to the Board, to fill the vacancy created by the increase in the number of directors.
Mr. Galeota, 52, served as the President and Chief Operating Officer of G&W Laboratories, Inc. from 2016 to 2019. From 1988 to 2016, Mr. Galeota served in many diverse positions at Merck & Co., Inc., where he served most recently as Chief Strategy and Business Development Officer and President, Emerging Businesses. From 2011 to 2014, he served as President, Hospital and Specialty Care at Merck, and from 2009 to 2011, he served as Senior Vice President of Global Human Health Strategy and Business Development. Mr. Galeota started his career in Merck’s commercial organization, where he held various U.S. and global leadership positions and led numerous brands and key product launches across a variety of therapeutic areas. The Board considered Mr. Galeota’s experience and expertise within the following areas relevant to the Company and its business in concluding that he should serve on the Board: Corporate and Executive Management; Operational and Strategic Planning; Business Development; Financial Expertise and Commercial Strategy. Mr. Galeota currently serves as a director of Melinta Therapeutics, Inc., a publicly-held pharmaceutical company. Mr. Galeota holds a B.S. in biology from Villanova University and is a graduate of Harvard Business School’s Advanced Management Program.

In connection with service on the Board, Mr. Galeota is entitled to receive the compensation and equity awards applicable to all of the Company’s non-employee directors, as more particularly described in the Company’s Non-Employee Director Compensation and Grant Policy (the “Policy”), filed as Exhibit 10.2 to the Company’s Quarterly Report on Form 10-Q filed with the Securities Exchange Commission on August 8, 2018.  In accordance with the Policy and in connection with his appointment to the Board, Mr. Galeota received an automatic grant of restricted stock units having a value of $190,000 based on the Fair Market Value (as defined in the Company’s Amended and Restated 2014 Omnibus Incentive Plan) of the Company’s common stock as of the date of grant that vest in three equal installments on the first three anniversaries of Mr. Galeota’s appointment. Mr. Galeota will also receive the cash compensation and annual equity awards payable to non-employee directors pursuant to the Policy.  The Company also intends to enter into its standard form of indemnification agreement with Mr. Galeota.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASSERTIO THERAPEUTICS, INC.

Date: April 1, 2019	By:	/s/ Amar Murugan
Amar Murugan
Senior Vice President and General Counsel